EXHIBIT 99.1

FOR IMMEDIATE RELEASE

For additional information contact:

Joseph Cormier	Mark Root
Vice President, M&A and IR	Executive Director, Corporate Communications
703-218-8258	703-218-8397; cell: 703-407-9393
joe.cormier@mantech.com	mark.root@mantech.com

ManTech Reports 2006 First Quarter Results

•	Revenue increase of 26.6%, to $275.3 million, in the first quarter

•	Organic revenue growth of 17.6% in the first quarter

•	Operating margin of 8.3% (or 8.7% before FAS123R expense) in the first quarter, up 25 basis points (or 65 basis points before FAS123R expense) from the first quarter 2005

•	Diluted EPS from continuing operations of $0.39 (or $0.41 before FAS123R expense) in the first quarter

•	Contract awards of $290 million in the first quarter

FAIRFAX, Virginia, May 3, 2006 – ManTech International Corporation (Nasdaq: MANT), a leading provider of innovative technologies and solutions focused on mission-critical national security programs for the Intelligence Community and the Departments of Defense, State, Homeland Security, Justice; the Space Community; and other federal government customers, today announced results for the first quarter of 2006.

ManTech reported revenue of $275.3 million for the first quarter of 2006, up $57.8 million, or 26.6%, compared to $217.5 million for the same period in 2005. This represents 17.6% organic revenue growth for the first quarter based on pro forma revenue for the first quarter 2005, which reflects the Gray Hawk acquisition and the METI divestiture. The growth was primarily a result of the solid execution of the business strategy to focus on the high-end defense and intelligence markets in support of national security.

Operating income in the first quarter was $22.7 million (8.3% of revenue), up $5.2 million, or 29.7%, compared to $17.5 million for the same period in 2005. Net income from continuing operations in the first quarter was $13.3 million, up 3.9%, compared to $12.8 million in the same period in 2005. Diluted earnings per share from continuing operations was $0.39 for the first quarter versus $0.39 for the same period last year (which included a $0.07 one time gain on the sale of METI).

Excluding the effect of FAS 123R, ManTech’s operating income in the first quarter 2006 was $24.0 million (8.7% of revenue), up $6.5 million, or 37.1%, compared to $17.5 million for the same period in 2005. Excluding the effect of FAS 123R and a $2.3 million one time after tax gain from the sale of METI, net income from continuing operations in the first quarter was $14.0 million, up 33.3%, compared to $10.5 million in the same period in 2005. Diluted EPS from continuing operations prior to the effect of FAS123R was $0.41 for the first quarter versus $0.39 for the same period last year (which included a $0.07 one time gain on the sale of METI).

Comparative Earnings Per Share Table

	Q1 2006	Q1 2005	Growth Rate
Diluted Earnings Per Share from Continuing Operations	$0.39	$0.39
One-time Gain on Disposal of an Operation (1)	—	$(0.07)
Effect of FAS 123R on diluted EPS (2)	$0.02	—

Pro Forma Adjusted Diluted Earnings Per Share from Continuing Operations, exclusive of the effect of FAS 123R expense	$0.41	$0.32	28.1%

(1)	One-time gain is derived from $3.9 million gain on disposal of an operation less 40% effective tax rate and divided by diluted weighted average common shares outstanding.
(2)	A reconciliation of GAAP results with results excluding the effect of FAS 123R is provided at the end of the press release.

On January 1, 2006, the Company adopted Financial Accounting Standards Board Statement No. 123R, which requires the Company to recognize share-based payment transactions as a compensation expense in its financial statements. Because our first quarter 2005 financial results do not include the effect of FAS 123R, the Company believes that providing our first quarter 2006 financial results excluding the effect of FAS 123R provides a better comparison with prior results. A reconciliation of GAAP results with results excluding the effect of FAS 123R is provided at the end of this press release.

“In the first quarter of 2006, we continued our solid business execution of the Strategic Plan developed prior to the IPO,” said George J. Pedersen, Chairman of the Board and CEO of ManTech International Corporation. “We believe we will continue to see high demand for our technology, our service and engineering capabilities as well as our software solutions across the entire national security customer base. These demands are being generated by the increasing requirements across our customer base as well as the unique requests being generated by the war on terrorism here and around the world. Our global presence in over 40 countries positions us to meet these demands.”

New Business Wins

ManTech had $290 million in new contract awards for the quarter, including a $114 million 2-year contract to provide CREW support to the U.S. Army in southwest Asia. Many of the Company’s awards were with classified customers that were not announced publicly.

“We continued our bookings momentum in the first quarter after two successive quarters of record awards in the third and fourth quarters of 2005. Over the last three quarters we have had a book-to-bill ratio of approximately two times revenue and our proposal activity also increased in the quarter which positions us to continue our growth trajectory through 2006 and into 2007,” said Robert A. Coleman, President and Chief Operating Officer, ManTech International Corporation.

Key Performance Metrics

Reported backlog as of March 31, 2006 was $2.24 billion and funded backlog was $519 million. Revenue from the Department of Defense, the Intelligence Community and Homeland Security related customers accounted for 95.3% of revenue for the first quarter of 2006. ManTech derived 74.9% of its revenue during the first quarter of 2006 from prime contracts. ManTech’s time and materials contracts accounted for 64.3% of revenue, fixed-price contracts accounted for 9.9% of revenue and cost-plus contracts accounted for 25.8% of revenue.

Company Guidance

ManTech’s guidance for the second quarter and full year 2006 reflects the continuation of strong underlying trends in its national security business. ManTech’s guidance does not include any discontinued operations, future acquisitions or divestitures. The cost of stock options represents non-cash expenses that by themselves do not affect operating cash flows.

(Dollars in millions, except earnings per share amounts)

	2nd Quarter 2006	Full Year 2006
Revenue	$285 - $290	$1,150 - $1,180
Diluted Earnings Per Share from Continuing Operations, exclusive of effect of FAS 123R expense	$0.42 – $0.44	$1.72 – $1.80
Effect of FAS 123R on diluted EPS	$(0.03)	$(0.10)
Diluted Earnings Per Share from Continuing Operations	$0.39 –$0.41	$1.62 – $1.70
Weighted Average Shares Outstanding	33.8 million	34.0 million

Conference Call:

ManTech executive management will hold a conference call today at 5 p.m. EST, to discuss first quarter 2006 results and answer questions. Interested parties may access the call by dialing (800) 811-7286 (domestic) or (913) 981-4902 (international). The conference call will be Webcast (listen only) simultaneously via the Internet at www.mantech.com. Interested parties should dial in or log on approximately ten minutes prior to the start of the call.

A replay of the call will be available beginning at 9 p.m. today and will remain available through midnight, May 17. To access the replay, call (888) 203-1112 (domestic) or (719) 457-0820 (international). The confirmation code for the replay is 822499. A replay will also be available on ManTech’s Website approximately two hours after the conclusion of the call.

About ManTech International Corporation:

Headquartered in Fairfax, Virginia, ManTech International Corporation is a leading provider of innovative technologies and solutions for mission-critical national security programs for the Intelligence Community; the Departments of Defense, State, Homeland Security, Justice; the Space Community and other U.S. federal government customers. ManTech’s expertise includes systems engineering, systems integration, technology and software development, enterprise security architecture, information assurance, intelligence operations support, network and critical infrastructure protection, information technology, communications integration and engineering support. The company supports the advanced telecommunications systems that are used in Operation Iraqi Freedom and in other parts of the world; provides the physical and cyber security to protect U.S. embassies all over the world; has developed a secure, collaborative communications system for the U.S. Department of Homeland Security; and is helping the Department of Justice’s U.S. Marshals Service deploy a common, office automation system. With over 6,000 highly qualified employees, the company operates in the United States and over 40 countries worldwide. In 2005, Red Herring magazine selected ManTech as one of its Small Cap 100 Companies. Additional information on ManTech can be found at www.mantech.com.

Forward-Looking Information:

Statements and assumptions made in this press release, which do not address historical facts, constitute “forward-looking” statements that ManTech believes to be within the definition in the Private Securities Litigation Reform Act of 1995 and involve risks and uncertainties, many of which are outside of our control. Words such as “may,” “will,” “intends,” “should,” “expects,” “plans,” “projects,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue,” or “opportunity,” or the negative of these terms or words of similar import are intended to identify forward-looking statements.

These forward-looking statements are subject to known and unknown risks and uncertainties, which could cause actual results to differ materially from those anticipated, including, without limitation: adverse changes in U.S. government spending priorities; uncertainties specifically related to discontinued operations, including our ability to sell or dispose of our MSM operations on terms that are favorable to us, or at all; failure to retain existing U.S. government contracts, win new contracts, or win recompetes; adverse results of U.S. government audits of our government contracts; risk of contract performance or termination; adverse changes in our mix of contract types; failure to obtain option awards, task orders or funding under contracts; failure to successfully integrate recently acquired companies or businesses into our operations or to realize any accretive or synergistic effects from such acquisitions; failure to identify, execute or effectively integrate future acquisitions; risks associated with complex U.S. government procurement laws and regulations; and competition. These and other risk factors are more fully discussed in the section entitled “Risks Factors “ in ManTech’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 10, 2006, and, from time to time, in ManTech’s other filings with the Securities and Exchange Commission, including among others, its reports on Form 8-K and Form 10-Q.

The forward-looking statements included in this news release are only made as of the date of this news release and ManTech undertakes no obligation to publicly update any of the forward-looking statements made herein, whether as a result of new information, subsequent events or circumstances, changes in expectations or otherwise.

MANTECH INTERNATIONAL CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(Dollars in Thousands)

	March 31, 2006 (unaudited)	December 31, 2005
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$4,788	$5,662
Receivables—net	264,351	239,676
Prepaid expenses and other	8,470	7,393
Assets held for sale	5,838	4,831

Total current assets	283,447	257,562

Property and equipment—net	12,398	11,713
Goodwill	227,747	227,747
Other intangibles—net	34,390	35,602
Employee supplemental savings plan assets	12,740	11,902
Other assets	11,146	11,459

TOTAL ASSETS	$581,868	$555,985

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Current portion of debt	$51,985	$42,502
Accounts payable and accrued expenses	60,425	57,933
Accrued salaries and related expenses	36,766	41,428
Deferred income taxes—current	172	663
Billings in excess of revenue earned	6,875	6,611
Liabilities held for sale	5,343	4,978

Total current liabilities	161,566	154,115

Debt—net of current portion	—	21
Accrued retirement	13,919	13,054
Other long-term liabilities	3,912	3,282
Deferred income taxes—non-current	6,853	6,920

TOTAL LIABILITIES	186,250	177,392

COMMITMENTS AND CONTINGENCIES	—	—

STOCKHOLDERS’ EQUITY:
Common stock, Class A—$0.01 par value; 150,000,000 shares authorized; 18,162,161 and 18,016,328 shares issued and outstanding at March 31, 2006 and December 31, 2005, respectively.	182	180

Common stock, Class B—$0.01 par value; 50,000,000 shares authorized; 15,064,593 and 15,065,293 shares issued and outstanding at March 31, 2006 and December 31, 2005, respectively.	151	151

Additional paid in capital	238,242	233,360
Retained earnings	157,038	144,903
Accumulated other comprehensive income	5	(1)
Deferred compensation	640	640
Shares held in grantor trust	(640)	(640)

TOTAL STOCKHOLDERS’ EQUITY	395,618	378,593

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$581,868	$555,985

MANTECH INTERNATIONAL CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Dollars in Thousands Except Per Share Amounts)

	(unaudited)
	Three months ended March 31,
	2006	2005
REVENUES	$275,306	$217,461
COST OF SERVICES	227,807	179,208

GROSS PROFIT	47,499	38,253

COSTS AND EXPENSES:
General and administrative	22,761	19,307
Depreciation and amortization	2,005	1,439

Total costs and expenses	24,766	20,746

INCOME FROM CONTINUING OPERATIONS	22,733	17,507
Interest expense, net	792	281
Equity in earnings of affiliates	—	166
Gain on disposal of an operation	—	3,879
Other income (expense), net	(79)	110

INCOME BEFORE PROVISION FOR INCOME TAXES AND MINORITY INTEREST	21,862	21,381
Provision for income taxes	(8,592)	(8,550)
Minority interest	—	(2)

INCOME FROM CONTINUING OPERATIONS—net of taxes	13,270	12,829
(Loss) from discontinued operations—net of taxes	(1,135)	(904)

NET INCOME	$12,135	$11,925

BASIC EARNINGS (LOSS) PER SHARE:
Income from continuing operations—net of taxes	$0.40	$0.40
(Loss) from discontinued operations—net of taxes	$(0.03)	$(0.03)

Basic earnings per share	$0.37	$0.37

Weighted average common shares outstanding	33,118,345	32,525,718

DILUTED EARNINGS (LOSS) PER SHARE:
Income from continuing operations—net of taxes	$0.39	$0.39
(Loss) from discontinued operations—net of taxes	$(0.03)	$(0.03)

Diluted earnings per share	$0.36	$0.36

Weighted average common shares outstanding	33,528,397	32,845,727

MANTECH INTERNATIONAL CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Dollars in Thousands)

	(unaudited)
	Three months ended March 31,
	2006	2005
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$12,135	$11,925
Adjustments to reconcile net income to net cash used in operating activities:
Equity in earnings of affiliates	—	(166)
(Decrease) increase in deferred income taxes	(558)	3,329
Stock-based compensation	1,240	7
Tax benefit from the exercise of stock options for 2005	—	942
Depreciation and amortization	2,321	1,839
Gain on disposal of an operation	—	(3,879)
Loss from discontinued operations	1,135	904
Changes in assets and liabilities-net of effects from acquired, disposed, and discontinued businesses:
Contract receivables	(24,675)	(398)
Prepaid expenses and other	(1,077)	(1,240)
Accounts payable and accrued expenses	2,492	8,071
Accrued salaries and related expenses	(4,662)	(3,251)
Billings in excess of revenue earned	264	(284)
Accrued retirement	865	(1,926)
Other	408	1,517

Net cash flows from continuing operations	(10,112)	17,390
Net cash flows from discontinued operations	(1,777)	16,131

Net cash flows from operating activities	(11,889)	33,521

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(1,433)	(1,050)
Investment in capitalized software for internal use	(370)	(112)
Proceeds from disposal of an operation	—	7,000

Net investing cash flows from continuing operations	(1,803)	5,838
Net investing cash flows from discontinued operations	—	(69)

Net cash flows from investing activities	(1,803)	5,769

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from exercise of stock options	2,416	2,426
Tax benefit from the exercise of stock options for 2006	940	—
Repayment of debt	(38)	(20)
Net increase in borrowings under line of credit	9,500	—

Net cash flows from financing activities	12,818	2,406

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(874)	41,696
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	5,662	22,946

CASH AND CASH EQUIVALENTS, END OF PERIOD	$4,788	$64,642

Mantech International

Pro Forma Consolidated Statement of Operations

For the three months ended March 31, 2006

(Dollars in Thousands Except Per Share Date)

The Company has presented net income, as adjusted, to reflect the impact that the adoption of FAS 123(R) had on the Company's earnings per share. Management believes that these non-GAAP financial measures provide investors useful information as they facilitate the comparison of current performance to prior performance. These non-GAAP financial measures should not be considered in isolation or as a substitute for performance measures prepared in accordance with GAAP.

	(unaudited)
	Three months ended March 31, 2006
	As Reported	Adjustments	Pro Forma
REVENUES	$275,306		$275,306
COST OF SALES	227,807		227,807

GROSS PROFIT	47,499		47,499

General and administrative	22,761	$(1,240)	21,521	(1)
Depreciation and amortization	2,005		2,005

Total costs and expenses	24,766	(1,240)	23,526

INCOME FROM CONTINUING OPERATIONS	22,733	1,240	23,973
Interest expense, net	792		792
Other income (expense), net	(79)		(79)

INCOME BEFORE PROVISION FOR INCOME TAXES AND MINORITY INTEREST	21,862	1,240	23,102
Provision for income taxes	(8,592)	(487)	(9,079	) (2)

INCOME FROM CONTINUING OPERATIONS-net of taxes	13,270	753	14,023
(Loss) from discontinued operations-net of taxes	(1,135)		(1,135)

NET INCOME	$12,135	$753	$12,888

BASIC EARNINGS (LOSS) PER SHARE:
Income from continuing operations-net of taxes	$0.40	$0.02	$0.42
(Loss) from discontinued operations-net of taxes	$(0.03)		$(0.03)

Basic earnings per share	$0.37	$0.02	$0.39

DILUTED EARNINGS (LOSS) PER SHARE:
Income from continuing operations-net of taxes	$0.39	$0.02	$0.41
(Loss) from discontinued operations-net of taxes	$(0.03)		$(0.03)

Diluted earnings per share	$0.36	$0.02	$0.38

Weighted average common shares:
-Basic	33,118,345		33,118,345
-Diluted	33,528,397	259,624	33,788,021

(1)	Adjusted to eliminate the FAS 123R stock compensation expense resulting from the adoption of FAS 123R on January 1, 2006
(2)	Adjusted to eliminate the tax effect of the adjustment in Note 1 at an effective tax rate of 39.3%

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